Exhibit 10.81

                     REPLACEMENT CONVERTIBLE PROMISSORY NOTE

Austin, Texas                   (LINE OF CREDIT)             September 30, 1999

PROMISE TO PAY: For value received, the undersigned Borrower (whether one or more) promises to pay to the order of Lender the Maximum Principal Amount, to the extent advanced by Lender, together with interest on the unpaid balance of such amount, in lawful money of the United States of America, in accordance with all the terms, conditions, and covenants of this note (as hereafter amended, and together with such documents, instruments or certificates which may hereafter be executed by Borrower and Lender pertaining to or evidencing this note, this "Note").

BORROWER:  Uncommon Care, Inc., a Texas corporation

BORROWER'S ADDRESS FOR NOTICE: 1301 Capital of Texas Highway, Suite C-100, Austin, Texas 78746, Attention: John H. Trevey

LENDER:  American Physicians Service Group, Inc., a Texas corporation

LENDER'S ADDRESS FOR PAYMENT:  1301 Capital of Texas Highway, Suite C-300,
 Austin, Texas 78746

SUBORDINATION: THIS NOTE IS SUBORDINATED TO THE BORROWER'S PRESENT OR FUTURE DEBT TO BANK OF AMERICA, N.A., FORMERLY KNOWN AS NATIONSBANK, N.A., SUCCESSOR -IN-INTEREST BY MERGER TO NATIONSBANK OF TEXAS, N.A. (THE "BANK") AND ITS SUCCESSOR AND ASSIGNS. IT IS SUBJECT TO THAT CERTAIN SIXTH AMENDMENT OF LOAN AGREEMENT AND SUBORDINATION

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AGREEMENT DATED AS OF SEPTEMBER 30, 1999, BETWEEN THE BANK, BORROWER AND LENDER,
AS FURTHER AMENDED, RESTATED, MODIFIED, AND EXTENDED FROM TIME TO TIME.

MAXIMUM PRINCIPAL AMOUNT: One Million Two Hundred Fifty Thousand Dollars and No/100 Dollars ($1,250,000).

INTEREST RATE:  Twelve Percent (12.0%)

PAYMENT TERMS: Interest under this Note is due and payable semi-annually, beginning October 1, 1999, and continuing regularly and semi-annually thereafter on or before the first day of October and April of each year, until the Maturity Date (as hereinafter defined), when the outstanding principal balance and all accrued interest shall be due and payable in full (or converted into capital stock of Borrower pursuant to Section 3). The Maturity Date shall be the earlier to occur of April 30, 2000 or the date of closing of any Qualifying Equity Financing (as hereinafter defined); provided that if no Qualified Equity Financing has previously occurred, and if Borrower is not in default hereunder, Borrower shall be entitled to extend the Maturity Date to the earlier to occur of October 30, 2000 or the date of closing of any Qualifying Equity Financing (the "First Extension"), but only by giving Lender written notice and paying Lender a $10,000 non-refundable extension fee prior to April 1, 2000. If
Borrower has extended the Maturity Date pursuant to the First Extension, no Qualified Equity Financing has previously occurred, and if Borrower is not in default hereunder, Borrower shall be entitled to extend the Maturity Date to the earlier to occur of November 30, 2001 or the date of Closing of any Qualifying Equity Financing (the "Second Extension"), but only by giving Lender written notice and paying Lender a non-refundable extension fee equal to 3 percent (3%) of the Maximum Principal Amount prior to November 1, 2001. Any payment will be credited first to expense reimbursements due hereunder, then to accrued interest and then to the reduction of principal.

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REVOLVING  LINE OF  CREDIT:  This Note  evidences  a  revolving  line of credit.
Subject to the terms and conditions contained herein, all or any portion of the Maximum Principal Amount of this Note may be borrowed, paid, repaid, and reborrowed, from time to time prior to the Maturity Date. Each borrowing and repayment hereunder will be (i) endorsed on an attachment to this Note, or (ii) entered in the books and records of Lender. The books and records of Lender shall be prima facie evidence of all sums due Lender. If an Event of Default, or breach or threatened breach by Borrower, exists or has occurred under this Note or any other contract, agreement, document, instrument or certificate executed, alone or together with third parties, by Borrower and Lender (or by Borrower for the benefit of Lender), then Lender shall be under no obligation to make any advance under this Note.

1.       INTEREST PROVISIONS:

         (a) Rate: The principal balance of this Note from time to time remaining unpaid prior to maturity shall bear interest at the Interest Rate per annum stated above. On each interest payment date and on the Maturity Date, interest shall be calculated on the amount of each advance of the Maximum Principal Amount of this Note, from the date of each such advance.

         (b) Maximum Lawful Interest: The term "Maximum Lawful Rate" means the maximum rate of interest and the term "Maximum Lawful Amount" means the maximum amount of interest that is permissible under applicable state or federal law for the type of loan evidenced by this Note. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Lawful Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

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         (c)  Spreading of  Interest:  Because of the  possibility  of irregular periodic balances of principal or premature payment, the total interest that will accrue under this Note cannot be determined in advance. Lender does not intend to contract for, charge, or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lender and Borrower agree that all amounts of interest, whenever contracted for, charged, or received by Lender, with respect to the loan of money evidenced by this Note, shall be spread, prorated, or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged, or received to the time of such demand shall be spread, prorated, or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

         (d) Excess Interest: At maturity (whether by acceleration or otherwise) or on earlier final payment of this Note, Lender shall compute the total amount of interest that has been contracted for, charged, or received by Lender or payable by Borrower under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged, or received by Lender. If such computation reflects that the total amount of interest that has been contracted for, charged, or received by Lender or payable by Borrower exceeds the Maximum Lawful Amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Lender so that under no circumstances shall the total interest contracted for, charged, or received by Lender exceed the Maximum Lawful Amount.

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         (e) Interest After Default:  At Lender's  option,  the unpaid principal
balance  shall  bear  interest  after  maturity   (whether  by  acceleration  or
otherwise) at the "Default Interest Rate." The Default Interest Rate shall be, at Lender's option, (i) the Maximum Lawful Rate, if such Maximum Lawful Rate is established by applicable law; or (ii) the Interest Rate stated on the first page of this Note plus three (3) percentage points, if no Maximum Lawful Rate is established by applicable law; or (iii) eighteen percent (18%) per annum; or
(iv) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged, or received by Lender to exceed the Maximum Lawful Amount.

         (f) Daily Computation of Interest: To the extent permitted by applicable law, Lender at its option will calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day. In no event shall Lender compute the interest in a manner that would cause Lender to contract for, charge, or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount.

2.       ADVANCES:

         (a) Revolving Line of Credit. Subject to and in reliance upon the terms, conditions, representations and warranties hereinafter set forth, Lender agrees to make advances (an "Advance") to Borrower from time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed the Maximum Principal Amount. Each Advance must be in the minimum amount of $10,000 or in a higher integral multiple of $10,000. Funds borrowed and repaid may be reborrowed, so long as all conditions precedent to Advances are met. The purpose of the Advances is to provide funds to Borrower for working capital and for other general business purposes of Borrower.

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         (b) Making  Advances.  Each  Advance  shall be made within two business days of written notice (or telephonic notice confirmed in writing) given by noon (Austin, Texas time) on a business day of Lender by Borrower to Lender specifying the amount and date thereof (which may be the same business day) and if sent by wired funds, at Lender's option, the wiring instructions of the deposit account of Borrower to which such Advance is to be deposited.

         (c) Payments and Computations. Borrower shall make each payment under this Note on the day when due in lawful money of the United States of America to Lender at Lender's Address for payment in same day funds or other payment method acceptable to Lender. All repayments of principal on the Note shall be in a minimum amount of $10,000, or a higher integral multiple of $10,000.

         (d) Condition Precedent to Initial Advance. The obligation of Lender to make its initial Advance is subject to the condition precedent that Lender shall have received on or before the day of such Advance the following, each in form and substance satisfactory to Lender and properly executed by Borrower or other appropriate parties: (i) the Note duly executed by Borrower; (ii) such other documents, opinions, certificates and evidences as Lender may reasonably request; and (iii) reimbursement in full for all costs and expenses (including, without limitation, legal fees and expenses) incurred by Lender in entering into this lending arrangement.

         (e) Conditions Precedent to Each Advance. In addition to the conditions precedent stated elsewhere herein, Lender shall not be obligated to make any Advance unless: (i) the representations and warranties contained in paragraph 4 are true and correct in all material respects on and as of the date of such Advance as though made on and as of such date; (ii) on the date of the Advance, no Event of Default, and no event which, with the lapse of time or notice or both, could become an Event of Default, and no breach or threatened breach by Borrower, has occurred under this Note or any other contract, agreement,

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document,  instrument  or  certificate  executed by  Borrower  and Lender (or by
Borrower for the benefit of Lender); (iii) there shall have been no material adverse change, as determined by Lender in its reasonable judgment, in the financial condition or business of Borrower; (iv) Borrower shall not have previously provided notice to Lender of a Qualifying Equity Financing pursuant to subsection 3(c); (v) Lender shall have received such other approvals, opinions, documents, certificates or evidences as Lender may reasonably request
(in  form  and  substance   reasonably   satisfactory   to  Lender);   and  (vi)
reimbursement in full for all costs and expenses (including, without limitation, legal fees and expenses) incurred by Lender in entering into this lending arrangement or making any additional advances hereunder. Each request for an Advance shall be deemed a representation by Borrower that the conditions of this subsection have been met.

         (f) Outstanding Balance in Excess of One Million Dollars. If, at any time, the Outstanding Balance (as hereinafter defined) is equal to or exceeds One Million Dollars ($1,000,000), the Borrower, on the first such occurrence, shall pay to Lender a non-refundable fee equal to one percent (1%) of the Maximum Principal Amount.

3.       CONVERSION:

         (a) Qualifying Equity Financing. A "Qualifying Equity Financing" shall mean any equity financing or series of related equity financings, occurring on or before the Maturity Date, in which Borrower sells equity securities to any one or more parties (including, without limitation, Lender and any of Lender's affiliates) and obtains net proceeds (excluding conversion of this Note) in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000).

         (b) Conversion. At the closing of any Qualifying Equity Financing, the entire outstanding balance of this Note (including principal, interest and any other amounts due hereunder, the "Outstanding Balance")

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shall,  at the sole  discretion of Borrower,  be either (i) paid in full by wire transfer of immediately available funds or (ii) converted into common stock of Borrower using a conversion price of $2.00 per share (the "Conversion Price"). If, at the maturity date, including extensions thereof, the Outstanding Balance has not been paid in full, the Borrower shall have 90 days in which to make payment. If, at the end of the 90-day period, the Lender has not received full payment of the Outstanding Balance, then the Lender has the option of converting the Outstanding Balance into capital stock of Borrower at the Conversion Price.

         (c) Notice. Borrower shall provide the Bank and Lender with at least 30 days prior written notice of the closing of any Qualifying Equity Financing, delivered to the address for such party last shown on the records of Borrower or given by such party to Borrower for the purpose of notice.

         (d) Issuance of Shares. If this Note is converted into capital stock of Borrower pursuant to this subsection, Borrower shall prior to or concurrently with such conversion, deliver to Lender a written statement specifying the amount of the Outstanding Balance, the number and a description of shares of capital stock issuable upon such conversion and the date of such conversion. As promptly as practicable after such conversion, Borrower will, at its expense, issue and deliver to Lender, upon surrender of this Note, a certificate or certificates for the number of full shares of capital stock issuable upon such conversion.

         (e) No Further Advances. After the occurrence of a Qualifying Equity Financing, Lender shall have no obligation to make any advance of any kind to Borrower under this Note.

         (f) Adjustments Upon Dilution. The number of shares of capital stock of Borrower to be received upon conversion of the Outstanding Balance hereunder by Lender (the "Stock") shall be subject to adjustment as follows: (i) in the event there is a subdivision or combination of the outstanding shares of Stock into a larger or smaller number of shares, the number of shares of Stock receivable upon conversion of the Outstanding Balance shall be increased or reduced in the same proportion as the increase or decrease in the outstanding shares of Stock; (ii) if the Company declares a dividend on Stock payable in Stock or securities convertible into Stock, the number of shares of Stock receivable upon conversion of the Outstanding Balance shall be increased, as of the record date for determining which holders of Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares of Stock as a result of such dividend. Whenever the number of shares of Stock receivable upon conversion is adjusted as herein provided, the Conversion Price shall be adjusted by multiplying the applicable Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Stock receivable upon conversion immediately prior to such adjustment and the denominator of which shall be the number of shares of Stock receivable immediately after such adjustment.

 4. BORROWER'S REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants to Lender as follows:

         (a) Good Standing. Borrower is a duly formed corporation, duly organized and in good standing, under the laws of Texas and has the power to own its property and to carry on its business in each jurisdiction in which Borrower operates.

         (b) Authority and Compliance. Borrower has full power and authority to enter into this Note, to make the borrowing hereunder, to execute and deliver the Note and to incur the indebtedness described in this Note, all of which has been duly authorized by all proper and necessary corporate action.

No further consent or approval of any public authority is required as a condition to the validity of this Note, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

         (c) Binding Agreement. This Note when issued and delivered pursuant hereto for value received will constitute the valid and legally binding obligation of Borrower in accordance with its terms.

         (d) Litigation. There are no proceedings pending or, to the knowledge of Borrower, threatened before any court or administrative agency which will or may have a material adverse effect on the financial condition or operations of Borrower or any subsidiary, except as disclosed to Lender in writing prior to the date of this Note.

         (e) No Conflicting Agreements. There are no charter, bylaw or stock provisions of Borrower and no provisions of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Note.

         (f) Taxes. All income taxes and other taxes due and payable through the date of this Note have been paid prior to becoming delinquent.

5.       DEFAULT PROVISIONS:

         (a) EVENTS OF DEFAULT AND ACCELERATION OF MATURITY: LENDER MAY, WITHOUT NOTICE OR DEMAND, (except as otherwise required by statute), ACCELERATE THE MATURITY OF THIS NOTE AND DECLARE THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST AT ONCE DUE AND PAYABLE IF (EACH OF SUCH EVENTS OR CONDITIONS DESCRIBED IN CLAUSES (I) THROUGH (IV) BELOW BEING REFERRED TO HEREIN AS AN "EVENT OF DEFAULT"):

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                  (i) There is default  in the  payment  of any  installment  of principal, interest, or any other sum required to be paid under the terms of this Note, and Borrower has failed to cure such default after ten (10) days' written notice to Borrower; or

                  (ii) There is default in the performance of any covenant, condition, or agreement contained in, or any breach or threatened breach by Borrower under, this Note, and Borrower has failed to cure such default after twenty (20) days' written notice to Borrower; or

                  (iii) There is a default, breach or threatened breach by Borrower under any contract, agreement, document, instrument or certificate executed, alone or together with third parties, by Borrower and Lender (or by Borrower for the benefit of Lender), subject to the lapse of any cure period expressly set forth in such contract, agreement, instrument or certificate; or

                  (iv) Borrower or any guarantor files for bankruptcy, becomes insolvent, or dissolves.

         (b) WAIVER BY BORROWER: BORROWER AND ALL OTHER PARTIES LIABLE FOR THIS NOTE WAIVE DEMAND, NOTICE OF INTENT TO DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, NOTICE OF PROTEST, GRACE, NOTICE OF DISHONOR, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, AND DILIGENCE IN COLLECTION. EACH MAKER, SURETY, ENDORSER, AND GUARANTOR OF THIS NOTE WAIVES AND AGREES TO ONE OR MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME, AND ANY PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO THE HOLDER OF THIS NOTE. EACH MAKER, SURETY, ENDORSER, AND GUARANTOR WAIVES NOTICE OF ANY AND ALL RENEWALS, EXTENSIONS, REARRANGEMENTS, AND MODIFICATIONS OF THIS NOTE.

         (c) Non-Waiver by Lender: Any previous extension of time, forbearance, failure to pursue some remedy, acceptance of late payments, or acceptance of partial payment by Lender, before or after the Maturity Date, does not constitute a waiver by Lender of its subsequent right to strictly enforce the collection of this Note according to its terms.

         (d) Other Remedies Not Required: Lender shall not be required to first file suit, exhaust all remedies, or enforce its rights against any security in order to enforce payment of this Note.

         (e) Attorney's Fees: If Lender requires the services of an attorney to enforce the payment of this Note, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Borrower agrees to pay Lender an amount equal to its reasonable attorney's fees and other collection costs. This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney's fees.

         (f) Right of Set-Off. Borrower hereby authorizes Lender, to the maximum extent permitted under and in accordance with applicable laws, at any time after the occurrence of an Event of Default, to set-off and apply any and all deposits, funds or assets at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all amounts due under this Note, whether or not Lender exercises any other right or remedy hereunder and whether or not such amounts due under this Note are then matured.

6. LENDER'S REMEDIES: Upon the occurrence of an Event of Default and while it may continue uncured, Lender, without notice of any kind, may, at Lender's option: (i) by notice to Borrower,

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terminate its obligation to fund Advances hereunder;  (ii) declare the principal and accrued interest outstanding under this Note, in whole or in part, immediately due and payable; and/or (iii) exercise any other rights and remedies available to Lender under this Note, or applicable laws; except that upon the occurrence of an Event of Default described in subsection 5(a)(iv), all the principal and accrued interest outstanding under this Note shall automatically be immediately due and payable, and Lender's obligation to fund Advances hereunder shall automatically terminate, without notice of any kind (including without limitation notice of intent to accelerate and notice of acceleration) to Borrower or to any guarantor, or to any surety or endorser of this Note, or to any other person.

         Notwithstanding any other provision of this Note, Borrower and Lender each agree that neither this Note nor any amount owed under this Note (whether principal, interest or otherwise) is subject to that certain Security Agreement between Borrower and Lender, dated January 1, 1998 (the "Security Agreement"). Except as expressly stated in the foregoing sentence, neither this Note nor any of the provisions of this Note shall modify, amend, supplement or limit the terms or enforceability of the Security Agreement.

7.       MISCELLANEOUS PROVISIONS:

         (a) Subsequent Holder: All references to Lender in this Note shall also refer to any subsequent owner or holder of this Note by transfer, assignment, endorsement, or otherwise.

         (b) Transfer: Borrower acknowledges and agrees that Lender may transfer this Note or partial interests in the Note to one or more transferees or participants. Borrower authorizes Lender to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, credit information on Borrower and any guarantor of this Note, to any such transferee or participant or prospective transferee or participant.

         (c) Other Parties Liable: All promises, waivers, agreements, and conditions applicable to Borrower shall likewise be applicable to and binding upon any other parties primarily or secondarily liable for the payment of this Note, including all guarantors, endorsers, and sureties.

         (d) Successors and Assigns: The provisions of this Note shall be binding upon and for the benefit of the successors, assigns, heirs, executors, and administrators of Lender and Borrower. Lender may freely assign its rights and obligations, in whole or in part, under this Note. Borrower may not assign any of its rights and obligations, in whole or in part, under this Note.

         (e) No Duty or Special Relationship: Borrower acknowledges that Lender has no duty of good faith to Borrower, and Borrower acknowledges that no fiduciary, trust, or other special relationship exists between Lender and Borrower.

         (f) Modifications: Any modifications agreed to by Lender relating to the release of liability of any of the parties primarily or secondarily liable for the payment of this Note, or relating to the release, substitution, or subordination of all or part of the security for this Note, shall in no way constitute a release of liability with respect to the other parties or security not covered by such modification.

         (g) Entire Agreement. Borrower warrants and represents that this Note constitutes the entire agreement between Borrower and Lender with respect to the loan evidenced by this Note and agrees that no modification, amendment, or additional agreement with respect to such loan or the advancement of funds thereunder will be valid and enforceable unless made in writing signed by both Borrower and Lender.

         (h) Borrower's Address for Notice: All notices required to be sent by Lender to Borrower shall be sent by U.S. Mail, postage prepaid, to Borrower's Address for Notice stated on the first page of this Note, until Lender shall receive written notification from Borrower of a new address for notice.

         (i) Lender's Address for Payment: All sums payable by Borrower to Lender shall be paid at Lender's Address for Payment stated on the first page of this Note, or at such other address as Lender shall designate from time to time.

         (j) Business Use: Borrower warrants and represents to Lender that the proceeds of this Note will be used solely for business or commercial purposes, and in no way will the proceeds be used for personal, family, or household purposes.

         (k) Chapter 346 Not Applicable: It is understood that Chapter 346 of the Texas Credit Code relating to certain revolving credit loan accounts and tri-party accounts is not applicable to this Note.

         (l) APPLICABLE LAW: THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN TEXAS.

         (m) NO ORAL AGREEMENTS: THIS NOTE REPRESENTS THE FINAL AGREEMEN BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         (n) LENDER'S COSTS AND EXPENSES: Borrower shall reimburse Lender in full for all costs and expenses (including, without limitation, legal fees and expenses) incurred by Lender in entering into this lending arrangement, making any additional advances hereunder, and negotiating, making and entering into any modification, extension, or amendment of this lending arrangement.

         (o) OUTSTANDING PRINCIPAL BALANCE: This Note replaces and supercedes that certain Convertible Promissory Note dated as of April 27, 1999, between Borrower and Lender, in the original principal amount of $1,000,000. Borrower acknowledges and agrees that, as of the date of execution of this Note, the amount of principal outstanding under previous advances pursuant to this Note is $715,000, plus all accrued interest thereon and all fees due and payable hereunder.

         EXECUTED this 30th day of September, 1999.

Borrower:                        UNCOMMON CARE, INC., a Texas corporation

                                 By:    /s/ John H. Trevey
                                        -----------------------
                                 Name:      John H. Trevey
                                        -----------------------
                                   Title:   CEO
                                        -----------------------


LENDER:                          AMERICAN PHYSICIANS SERVICE GROUP, INC.,
                                    a Texas corporation

                                 By:    /s/ Duane Boyd
                                        -----------------------
                                 Name:      Duane Boyd
                                        -----------------------
                                Title: Senior VP
                                        -----------------------